SUB-ITEM 77Q1: Exhibits

(e) Copies of any new or amended Registrant investment advisory contracts

Investment Management Agreement, with Hartford Funds Management Company, LLC was previously filed with the SEC as exhibit d.(i).c to Post-Effective Amendment No. 149 to the Registrant's Registration Statement on Form N- 1A filed with the SEC on February 29, 2016
(SEC Accession No. 0001571049-16-012357) and incorporated herein by reference.